EXHIBIT 3.1

AMENDMENT TO
AMENDED AND RESTATED BYLAWS OF
COLE CREDIT PROPERTY TRUST, INC.

This Amendment to Amended and Restated Bylaws of Cole Credit Property Trust, Inc. (the “Amendment”) is dated this 9th day of November, 2012.
WITNESSETH
WHEREAS, Cole Credit Property Trust, Inc. (the “Company”) is governed, in part, by the Amended and Restated Bylaws of Cole Credit Property Trust, Inc. (the “Bylaws”); and
WHEREAS, pursuant to and in accordance with Article XIV of the Bylaws, the board of directors of the Company has authorized, approved and adopted this Amendment.
NOW, THEREFORE, the undersigned hereby certifies as follows:
1. DEFINED TERMS; REFERENCES.
Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Bylaws. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “these Bylaws” and each other similar reference contained in the Bylaws shall, after the date hereof, refer to the Bylaws as amended hereby.
2. AMENDMENT.
Article II, Section 2 of the Bylaws is deleted in its entirety and replaced with the following:
“Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors.”
3. TITLES AND HEADINGS; NO FURTHER AMENDMENT.
The headings in this Amendment are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment. Except as herein amended, the provisions of the Bylaws shall remain in full force and effect.
[Signature on next page]

IN WITNESS WHEREOF, the Board of Directors of the Company authorized, approved and adopted this Amendment to Amended and Restated Bylaws of Cole Credit Property Trust, Inc. as of the date first written above.
COLE CREDIT PROPERTY TRUST, INC., a Maryland corporation

By:    /s/ D. Kirk McAllaster, Jr.

Name:    D. Kirk McAllaster, Jr.

Title:    EVP, Chief Financial Officer
and Treasurer